Exhibit 10.2



                                                                As of
$480,000                                                        October 15, 1999


                                 PROMISSORY NOTE

                  FOR VALUE RECEIVED, Entrade Inc., a Pennsylvania corporation ("Payor"), hereby promises to pay to the order of COREY P. SCHLOSSMANN ("Payee") at 13005 East Temple Avenue, City of Industry, California 91746, or at such other address as Payee may specify to Payor in writing, in lawful money of the United States of America and in immediately available funds ("Good Funds"), Four Hundred Eighty Thousand dollars ($480,000.00) on November 29, 1999, subject to the provisions of Section 1 hereof. Payor hereby further promises to pay to Payee interest on the principal amount hereof outstanding from time to time, in Good Funds and at the same address, at an annual rate of eight percent (8%) on the date on which the principal amount hereof is due and payable.

                  This Note is one of a series of Promissory Notes in the aggregate principal amount of $18,800,000 the "Closing Notes" delivered pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement") among Payor, Public Liquidation Systems, Asset Liquidation Group, Inc., Payee and Peggy Haidl, as Trustee of the Capital Direct 1999 Trust and of the Core Capital IV Trust, and Don Haidl in partial consideration of the purchase by Payor of all of the outstanding shares of the capital stock of Public Liquidation Systems, Inc. and Asset Liquidation Group, Inc. (together, the "Company") owned by Peggy Haidl, as Trustee of the Capital Direct 1999 Trust and of the Core Capital IV Trust, Don Haidl and Payee.

1.       Prepayment.

         1.1 Payor may prepay all or any portion of the principal amount of this Note at any time and from time to time; provided that the amount of such prepayment shall be not less than $50,000.

         1.2 Payor shall prepay this Note if (i) Payor becomes obligated to prepay any of the other Closing Notes, in which event Payor shall prepay the same percentage of the principal amount hereof that it pays of each other Closing Note or (ii) Payor receives the proceeds of any debt or equity financing, or any combination thereof, in excess of $4,800,000 (the "New Financing") or the proceeds of any sale of its assets in excess of $4,800,000 (an "Asset Sale"), in either of which events Payor shall prepay the principal amount hereof and all accrued interest thereon immediately upon its receipt of such proceeds or (iii) Payor does not receive a commitment for the New Financing or an Asset Sale on or prior to November 15, 1999.


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         1.3 Any optional or mandatory  prepayment  shall be applied,  first, to the payment of all accrued and unpaid interest on the amount so prepaid to the date of such prepayment and then to the remaining installments of principal due hereunder in the inverse order of their maturity.

2.       Conversion

         2.1 If Payor receives the New Financing, Payor shall immediately notify Payee and Payee may, in lieu of accepting the prepayment of the entire principal amount hereof and all accrued interest thereon in Good Funds, elect to accept as payment of up to 20% of the principal amount hereof securities of the same class and series and with the same terms as the securities of Payor issued as part of the New Financing (the "New Financing Securities"). If Payor receives the New Financing and Payee elects to receive New Financing Securities in partial payment hereof, Payee shall immediately notify Payor and specify the principal amount hereof, which shall not exceed 20% of the original principal amount hereof, to be paid thereby (the "Elected Portion"). If Payee elects to receive New Financing Securities for the Elected Portion, Payor shall issue and deliver to Payee New Financing Securities in an amount equal to the Elected Portion divided by the price at which such New Financing Securities were issued in the New Financing. Payor shall pay the balance of the principal amount hereof and all interest accrued on the entire principal amount hereof in Good Funds.


         2.2 If Payor does not receive the New Financing or consummate an Asset Sale or is required to prepay this Note pursuant to clause (iii) of Section 1.2 hereof, Payor may, in lieu of paying the principal amount hereof and all accrued interest thereon in Good Funds, issue to Payee a number of shares of its Common Stock equal to the principal amount hereof then outstanding and all interest accrued and unpaid hereon divided by the lesser of (i) $17.00 or (ii) 85% of the average of the closing prices of such Common Stock on the New York Stock Exchange on the last five trading days ending on the date on which such payment would otherwise be due hereunder.

3.       Default

         If Payor fails to make any prepayment or payment of principal or interest when due hereunder or an Event of Default shall occur under any of the other Closing Notes, then the entire outstanding principal balance hereof (including accrued but unpaid interest thereon) shall be immediately due and payable without presentment, demand, protest or other notice and Payee may proceed to protect and enforce Payee's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right of Payee hereunder.

4.       Waivers.

         Payor, for itself, its legal  representatives,  successors and assigns,
expressly  waives,   to  the  extent  not  specifically   provided  for  herein,
presentment,  protest, demand, notice of dishonor, notice





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of  nonpayment,  notice of  maturity,  notice of  protest,  presentment  for the purpose of accelerating maturity and diligence in collection.

5.       Attorneys' Fees.

         If it should become necessary or advisable to employ counsel to collect this Note, Payor agrees to pay the reasonable attorneys' fees and costs of the holder hereof, whether or not suit is brought. Further, all attorneys' fees incurred by Payee in enforcement of a judgment are recoverable separately from any attorneys' fees as aforementioned. In addition, this post-judgment attorneys' fees provision is intended to be severable from the other provisions of this Note and is further intended to survive any judgment and is not to be deemed merged into such judgment.

6.       Amendments.

         This Note may only be changed, modified, amended or terminated by a writing signed by both parties.

7.       Governing Law.

         This Note shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware applicable to instruments made and to be performed entirely in such jurisdiction without giving effect to the conflicts of laws principles thereof.


                                    ENTRADE, INC.



                                   By:/s/ Mark F. Santacrose
                                      ----------------------------------
                                      President















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